EX. 4.6

      THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.


                               NUWAY MEDICAL, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                     [Date]

WARRANT NO. ___


      THIS CERTIFIES THAT, for value received, [INVESTOR], a corporation organized under the laws of the state of [STATE] (the "Holder"), is entitled to subscribe for and purchase from NUWAY MEDICAL, INC., a corporation organized under the laws of the state of Delaware (the "Company"), commencing at the time periods prescribed herein and ending at 5:00 p.m. pacific time on the third
(3rd) calendar anniversary of the date hereof, three hundred ninety-nine thousand, three hundred twenty-two (399,322) shares (the "Shares") of common stock, par value, $0.00067, of the Company (the "Common Stock"). The exercise price for each Share subject to this Warrant (the "Warrant Price") is equal to $0.20. The number of Shares and the Warrant Price are subject to adjustment from time to time as provided in Section 4 of this Warrant, however the number of shares that are issued or potentially issued to the Holder shall never be equal to or exceed 20% of the issued and outstanding common shares as of the date of this agreement.

      This Warrant is issued in connection with and as consideration for the services provided by the Holder to the Company as set forth in the consulting agreement dated the date hereof by and between the Company and the Holder.

      1. Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, subject to the limitation set forth below, and from time to time, not prior to six months after the issue date, by (i) the surrender of this Warrant (with a notice of exercise in the form attached hereto as Exhibit A, duly executed) at the principal office of the Company and (ii) the payment to the Company, by check or wire transfer of funds to an account specified in writing by the Company, of an amount equal to the aggregate Warrant Price. The Shares so purchased, representing the aggregate number of shares specified in the executed Exhibit A, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the amount equal to the aggregate Warrant Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

      Notwithstanding anything else herein to the contrary, the Holder shall not have the right, and the Company shall not have the obligation, to exercise all or any portion of the Warrants if and to the extent that the issuance to the Holder of shares of Common Stock upon such exercise of the Warrants would result in the Holder being deemed the "beneficial owner" of 5% or more of the then outstanding shares of Common Stock of the Company within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

      If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such Shares, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant which shall then be returned to Holder.

      2. Exercise. The Holder shall pay the Warrant Price to the Company for each Warrant that it exercises. The Company may "call" the Warrant in the event that the price per share of the Company's common stock has traded at or above $0.35 for ten consecutive days. In such event, the Company shall notify the Holder in writing of such event and its election to call the Warrant. The Holder shall have ten (10) business days to pay the Warrant Price to the Company. After the 10th day the Holder loses all rights under this Warrant for all shares not exercised.

      3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided, however, that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

      4. Adjustment. This Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof combine the outstanding Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price shall be decreased as of the time of such issuance, by multiplying the Warrant Price by a fraction:

            (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

            (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (c) Adjustment of Number of Shares. Upon each adjustment of the Warrant Price pursuant to either Section 4(a) or 4(b) of this Warrant, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of the Warrant by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the new Warrant Price.

            (d) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant are changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reorganization, merger, consolidation or sale of assets, provided for in Section 4(e) below), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change.

            (e) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reclassification or exchange of shares provided for in Section 4(d) above) or a merger or consolidation of the Company with or into another entity, or a sale of all or substantially all of the Company's properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, money or property of the Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. The Company shall not effect any reorganization, merger, consolidation or sale unless prior to the consummation thereof each entity or person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such cash, securities or other property as in accordance with the foregoing provisions the Holder may be entitled to receive. The foregoing provisions of this Section 4(e) shall similarly apply to successive reorganizations, mergers, consolidations and sales.

            (f) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

            (g) Notice of Adjustments. Whenever this Warrant shall be adjusted pursuant to this Section 4, the Company shall make a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the new Warrant Price and the type or the number of Shares purchasable after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

      5. The Company's Obligation to Make Payments.

            (a) Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution, whether payable in cash, securities or other property of the Company, with respect to any of its capital stock for which an adjustment is not made pursuant to Section 4 of this Warrant, then and in each such event, the Company shall concurrently make a cash payment to the Holder equal to the product of (i) the quotient obtained by dividing (x) the amount of cash plus the fair value of any property or securities distributed by (y) the number of shares of Common Stock outstanding on the record date for such dividend or distribution and (ii) the number of Shares on such record date.

            (b) Redemption of Capital Stock. In the event the Company at any time or from time to time after the date hereof shall repurchase or redeem any of its capital stock or any rights, including without limitation, options, warrants or other convertible or exchangeable securities, to acquire such capital stock, then and in each such event, the Company shall concurrently make a cash payment to the Holder equal to the product of (i) the quotient obtained by dividing (x) the aggregate amount of cash and the aggregate fair value of any property paid out by the Company in connection with any such repurchase or redemption by (y) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such repurchase or redemption and (2) the number of Shares.

      6. Notice of Record Date. In the event:

            (1)   that  the   Company   declares  a   dividend   (or  any  other
                  distribution) on any of its capital stock (including without limitation, its Common Stock);

            (2) that the Company repurchases or redeems any of its capital stock (including without limitation, its Common Stock) or any rights to acquire such capital stock;

            (3) that the Company subdivides or combines its outstanding shares of Common Stock;

            (4) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company;

            (5) of the involuntary or voluntary dissolution, liquidation or winding up of the Company; or

            (6) of any offer of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Warrant Price then in effect.

then the Company shall notify the Holder at least 30 days prior to the date specified in (A), (B) or (C) below, in writing stating:

            (A) the record date of such dividend, distribution, repurchase, redemption, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, subdivision or combination are to be determined;

            (B) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; or

            (C) the date on which such offering of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Warrant Price is expected to become consummated.

      7. Compliance with Securities Act; Disposition of Warrant or Common Stock.

            (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). All Shares issued upon exercise of this Warrant (unless registered under the Act or sold or transferred pursuant to Rule 144 promulgated under the Act) shall be stamped or imprinted with a legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACTS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS SECURITY OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS."

            (b) Disposition of Warrant or Shares. Subject to the terms and conditions of this Warrant and applicable securities laws, this Warrant and the rights represented by this Warrant may be transferred, assigned or pledged, in whole or in part with prior written notice to the Company. Any transfer shall be accompanied by the Notice of Transfer form attached hereto as Exhibit B.

      8. Rights as Shareholders. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

      9. Representations and Warranties. The Company represents and warrants to the Holder as follows:

            (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

            (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

            (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Articles of Incorporation;

            (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person; and

            (e)   Capitalization.   As  of  the   date  of  this   Warrant   the
capitalization of the Company is as follows:

            (i) Common Stock. A total of 100,000,000 authorized shares of Common Stock, of which 35,186,486 shares were issued and outstanding. All of such outstanding shares are validly issued, fully paid and non-assessable. No shares of the Common Stock are held in the Company's treasury.

            (ii)  Preferred  Stock. A total of 25,000,000  authorized  shares of
            Preferred   Stock,   of  which   559,322   shares  were  issued  and
            outstanding.

            (iii) Options, Warrants, Reserved Shares. Except as disclosed in the Form 10-KSB for the period ended December 31, 2002 filed by the Company, or the Form 10-QSB filed by the Company (or provided to the Holder if not filed) for the period ended June 31, 2003, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. No shares of the Company's outstanding capital stock, or stock issuable upon exercise, conversion or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement, commitment or other obligation of the Company.

      10. Registration Rights. If the Company proposes to file any registration statement under the Act (other than Form S-8), with respect to an offering of any equity securities, then the Company shall give the Holder written notice of such proposed filing as soon as practicable (but in no event less than thirty
(30) days before the anticipated initial filing date of such registration statement), and such notice shall offer the Holder the opportunity to register such number of Shares as the Holder shall request (the "Piggyback Shares"). The Company shall bear all costs of registering the Piggyback Shares, except for underwriting discounts or commissions if the registration statement relates to an underwritten offering. Any registration rights granted by this paragraph expire when shares issued pursuant to this Warrant Agreement are eligible for sale under Rule 144(k) of the Securities Act of 1933.

      11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      12. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the applicable party at its address specified opposite its signature below, or at such other address as shall be designated by such party in a written notice to the other. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

      13. Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      14. Governing Law. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

      15. Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise, and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

      16. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      17. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its duly authorized officer on the day and year first above written.

                                  NUWAY MEDICAL, INC.

                                           /S/
                                  By:
                                       -----------------------------------------
                                       Name:      Dennis Calvert
                                       Title:     President

                                  Address: 23461 South Pointe, Suite 200 Laguna Hills, California 92653
                                                  Attention: President
                                                  Facsimile: 949 454-9066


ACKNOWLEDGED AND ACCEPTED:

[INVESTOR]

/S/

----------------------------------
Address: [INVESTOR ADDRESS]

         Facsimile:  [FAX NUMBER]

                                    EXHIBIT A

                               NOTICE OF EXERCISE


TO:      NUWAY MEDICAL, INC.

         (1) The undersigned hereby elects to purchase __________ shares of Common Stock of NUWAY MEDICAL, INC. pursuant to the terms of the attached Warrant, and, unless such Warrant allows the exercise to be "cashless," tenders herewith payment of the Warrant Price for such shares in full.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                               _________________________________
                                                            (Name)


                                               _________________________________
                                                            (Name)


         (3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                               _________________________________
                                                            (Name)


                                               _________________________________
                                                           (Address)


                                               _________________________________
                                                          (Signature)


                                               _________________________________
                                                             (Date)

                                    EXHIBIT B

                               NOTICE OF TRANSFER
                  (To be signed only upon transfer of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________ the right represented by the attached Warrant to purchase __________ shares of the Common Stock of NUWAY MEDICAL, INC., to which the attached Warrant relates, and appoints _____________________ as Attorney to transfer such right on the books of NUWAY MEDICAL, INC., with full power of substitution in the premises.

         Dated:
               -----------------------------

                                               _________________________________
                                               (Signature  must  conform  in all
                                               respects   to  the  name  of  the
                                               Holder as  specified  on the face
                                               of the Warrant)

                                               _________________________________


                                               _________________________________
                                                          (Address)


Signed in the presence of:+
                          ------------------------------------